Exhibit 32.2

SECTION 906 CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER/PRINCIPAL ACCOUNTING OFFICER

OF NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

In connection with the accompanying Annual Report on Form 10-K of National Waste Management Holdings, Inc. for the year ended December 31, 2016, the undersigned, Dali Krantzthor, Chief Financial Officer/Principal Accounting Officer of National Waste Management Holdings, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)            such Annual Report on Form 10-K for the year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)            the information contained in such Annual Report on Form 10-K for the year ended December 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of National Waste Management Holdings, Inc.

Date: April 17, 2017

/s/ Dali Krantzthor
Dali Krantzthor
Chief Financial Officer/Principal Accounting Officer